UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 30, 2009
NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26770 (Commission File Number)	22-2816046 (I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland (Address of principal executive offices)		20850 (Zip Code)
Registrant’s telephone number, including area code: (240) 268-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
On June 30, 2009, Novavax, Inc. (“Novavax”) and Laboratorios Farmaceuticos ROVI S.A., a company incorporated under the laws of Spain (“ROVI”), entered into a Stock Purchase Agreement pursuant to which ROVI has agreed to purchase 1,094,891 shares of the Novavax’s common stock, par value $0.01 (the “Common Stock”) at $2.74 per share. Novavax expects to receive net proceeds from the sale of the Common Stock, after deducting estimated offering expenses, of approximately $2.98 million. Novavax intends to use the proceeds from this investment for a variety of corporate purposes, including internal research and development programs, working capital, the repayment of a portion of its 4.75% senior convertible notes due in July, 2009 and other general corporate purposes. Novavax expects to close this transaction on July 1, 2009.
The foregoing is a brief description of the material terms of the Stock Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder.
Item 8.01 Other Events
On June 30, 2009, Novavax issued a press release announcing that has entered into a Head of Terms with ROVI pursuant to which Novavax’s proprietary, recombinant virus-like-particle (VLP) vaccine technology has been chosen by ROVI under a new 60 million-Euro program sponsored and led by the Spanish Ministry of Health and other government groups to develop pandemic and seasonal flu vaccines and establish its only in-border facility. Pursuant to the Head of Terms, ROVI will receive exclusive licenses to Novavax’s portable VLP vaccine technology to commercialize flu vaccines in Spain and Portugal and non-exclusive licenses in Europe, Latin America and Africa. Further, a non-profit foundation, to be jointly sponsored by ROVI and certain Spanish authorities, will be formed and funded with a 25 million euro credit line from the Spanish government to support phase III clinical development and other studies necessary to achieve marketing authorization of the VLP influenza vaccines in the European Union. In addition, the State of Andalucía will support ROVI in building a new VLP vaccine manufacturing plant in the city of Granada (pursuant to certain licensed manufacturing rights from Novavax) to service Spain and other parts of Europe, Latin America, and Africa. The parties are in the process of negotiating the definitive agreements and additional information regarding the commercial terms between ROVI and Novavax will be announced after the definitive agreements are finalized. Novavax expects that the definitive agreements will also include milestone and royalty payments.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibits	Description
99.1	Press release issued by Novavax, Inc., dated June 30, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc. (Registrant)
June 30, 2009	By:
		Name:	/s/ Rahul Singhvi
		Title:	President and CEO